EXECUTIVE EMPLOYMENT AGREEMENT - ROBERT G. GATZA


            AGREEMENT made as of the 1st day of February, 1996 by and between MicroEnergy, Inc., a Delaware corporation with offices at 350 Randy Road, Carol Stream, Illinois 60188 (the "Company"), and Robert
G. Gatza, residing at 22 W. 309 Elmwood Drive, Glen Ellyn, Illinois 60137 ("Executive").
            WHEREAS, the Executive has served the Company as an executive officer for over eleven years and has performed good and valuable services, and the continued services of the Executive are essential to the future prosperity of the Company; and
            WHEREAS, the Company desires to assure the continued services of the Executive, and to provide the Executive with assurance of compensation and terms of employment which will retain, and competitively motivate the Executive.
            NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:
            1. Revocation of Prior Employment Agreement. That certain Executive Employment Agreement dated as of December 2, 1991 between the Company and Executive, together with all modifications and extensions thereof, is hereby revoked.
            2. Employment. The Company hereby employs Executive to perform those duties generally described in this Agreement, and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth.
            3.  Term.
            (a) The term of this Agreement shall commence on the date hereof and continue for a period of four (4) years. The period during which Executive is employed hereunder is referred to herein as the "Employment Period".
            (b) Within sixty (60) days after each anniversary of the date of this Agreement, the Company's Board of Directors shall consider and act upon a proposal to offer to the Executive a modification of this Agreement extending the term of the Agreement by one (1) year.
            4. Duties. Executive is hereby employed as President and Chief Executive Officer of the Company. Executive's powers and duties shall be determined by the Board of Directors ("Board"), in accordance with the Company's By-Laws and consistent with the capacity in which Executive serves. Executive agrees to serve as a member of the Board of Directors of the Company for no additional compensation. During the Employment Period, Executive shall devote substantially all of Executive's normal business time, attention and energies to the performance of Executive's duties, and faithfully and diligently serve and further the interests of the Company according to the best of Executive's ability.
            5.  Compensation.
            (a) Salary. For all services rendered to the Company by Executive during the term of this Agreement, the Company shall pay Executive an annual salary at a rate which will be determined by the Board of Directors from time to time but which shall be no less in any fiscal year than the average of the salaries paid to the
Executive during the two preceding fiscal years. Executive's salary shall be payable in equal installments and at the same time and frequency as other employees of the Company are paid. All salary payments shall be subject to withholding and other applicable taxes.
            (b) Benefits. Executive shall be entitled to receive such health, medical, disability and life insurance benefits as are made available to executive employees of the Company.
            (c) Vacations. Executive shall be entitled to four weeks paid vacation and three weeks paid sick leave during each calendar year of the Employment Period.
            (d) Reimbursement of Expenses. Executive shall be entitled to reimbursement of all reasonable business expenses actually incurred by Executive in the discharge of Executive's duties hereunder, including expenses for entertainment, travel, attendance at conventions, employee training and similar items, upon submission to the Company with satisfactory documentation thereof.
            (e) Automobile. The Company acknowledges that Executive will require the use of an automobile to effectively discharge his duties hereunder. Accordingly, the Company agrees to provide
Executive with an automobile suitable for the performance of such duties and to pay all maintenance, repair, insurance and other costs and charges in connection therewith. Alternatively, at the option of the Company, it may provide Executive with an automobile allowance in an amount of up to $800 per month as required to compensate Executive for the use of his personal automobile for business purposes.
            6.  Termination of Employment.
            (a) Termination for Cause. The Company may terminate this Agreement, without liability, for "Cause" (as defined below) by delivering to Executive fourteen (14) days' advance written notice of termination setting forth the reasons for such termination. As used herein, the term "Cause" shall mean only the following: (i)
material, willful or gross misconduct by Executive in the performance of his duties hereunder; (ii) the failure by Executive to perform or observe any substantial lawful obligation of such employment (which failure is likely to have a material adverse effect on the Company) that is not remedied within fifteen (15) days after the receipt of written notice thereof from the Board of Directors (provided such neglect or failure is unrelated to disability); or (iii) a final non-appealable conviction of or a plea of guilty or nolo contendere by Executive to any felony or misdemeanor involving fraud, embezzlement, theft or dishonesty. Upon delivery of such notice of termination, all obligations of the Company hereunder shall cease.  Executive shall have the right to purchase from the Company any life or other insurance policies carried by the Company for the benefit of
Executive at a price equal to the interpolated terminal reserve value of such policies. In addition, the Company shall provide Executive with the same insurance coverage, or access to insurance coverage, required by "COBRA" regardless of whether the Company is legally required to provide such coverage on the termination date of Executive's employment.
            (b) By Death. This Agreement shall terminate automatically upon the death of Executive, and all obligations of the Company hereunder, other than those set forth in Section 6(d) below, shall cease.
            (c) By Disability. If, in the discretion of the Company's Board of Directors, Executive shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than one hundred twenty (120) consecutive calendar days in any twelve-month period, then, to the extent permitted by law, the Board of Directors may terminate this Agreement by delivery of thirty (30) days' advance written notice of termination. Thirty (30) days' following delivery of such notice of termination, all obligations of the Company hereunder, other than those set forth in Section 6(d) below, shall cease.
            (d) In the event of a termination of this Agreement by reason of the death or disability of the Executive, the Company will pay to the Executive or his estate an amount equal to the product of
(i) the aggregate compensation paid to the Executive during the twelve months preceding termination multiplied by (ii) the number of full and partial years remaining in the term of this Agreement.
Payment shall be made in equal installments through the term which would have remained in the Agreement but for the termination, and at the same time and frequency as employees of the Company are paid.
            7.  Proprietary Information/Covenant Not to Compete.
            (a) Defined. "Proprietary Information" is all information and any ideas in whatever form, tangible or intangible, pertaining in any manner to the business of the Company, its parents or subsidiaries unless (i) the information is or becomes publicly known through lawful means, or (ii) the information is disclosed to Execu-tive without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.
            (b) General Restrictions On Use. Executive agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize or remove from the Company's premises any Proprietary Information (or remove from the Company's premises any other property of the Company), except (i) during the term of this Agreement to the extent necessary to carry out Executive's responsibilities under this Agreement, and (ii) after termination of this Agreement as specifically authorized in writing by the Board of Directors.
            (c) Interference with Business: Competitive Activities. Executive acknowledges that the pursuit of the activities forbidden by this Section 7(c) would necessarily involve the use or disclosure of Proprietary Information in breach of Section 7(b), but that proof of such breach would be extremely difficult. To forestall such disclosure, use, or breach, and in consideration of the employment under this Agreement, Executive agrees that for a period of one (1) year after termination of this Agreement, Executive shall not, for Executive or any third party, directly or indirectly divert or attempt to divert from the Company any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers, unless Executive can prove that any action taken in contravention of this Section 7(c) was done without the use in any way of Proprietary Information.
            (d) Covenant Not to Compete. Executive agrees that for a period of one year subsequent to the termination of this Agreement, he will not, directly or indirectly, provide services to any business, corporation or other entity that:
                (i) provides services or products which are competitive with the services or products provided by the Company to past, present or prospective customers of the Company;
               (ii) competes with the services or products provided by the Company in any geographic market; or
              (iii) is undertaking entry into a geographic market that is competitive with the markets of the Company.
            The covenants contained in this paragraph shall be construed as a series of separate covenants, one for each state in the United States of America and one for each country outside the United States of America. Except for geographical coverage, each separate covenant shall be deemed identical in its terms. If in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, the unenforceable covenant shall be deemed eliminated from this paragraph for the purpose of that proceeding and to the extent necessary to permit the remaining separate covenants (meaning the covenants with respect to the remaining geographical areas) to be enforced. The provisions of this paragraph shall not be construed as restricting Executive's right to own shares or other equity interests in any corporation or association provided that Executive does not perform services for, or participate in any way in the management of such entity in violation of the provisions of this paragraph and that Executive owns five percent (5%) or less of the equity of any such business or association. The provisions of this paragraph shall survive the termination of this Agreement for a period of one year.
            (e) Remedies. Nothing in this Section 7 is intended to limit any remedy of the Company otherwise available under law.
            8. Consent to Injunctive Relief. Executive hereby specifically acknowledges that monetary damages to the Company for the breach of Section 7 hereof may be difficult to determine and/or inadequate to compensate the Company for a breach thereof and hereby agrees that in the event of any breach by Executive of such provisions, the Company, in addition to any other remedies it may have under the terms of this Agreement or at law, shall have the right to bring an action in equity for an injunction against the breach or threatened breach of such obligations. The provisions of this paragraph shall survive the termination of this Agreement.
            9. Indemnification. The Company shall indemnify Executive to the fullest extent authorized by the Delaware Corporation Law.
The Company shall use its best efforts to obtain coverage for
Executive under any insurance policy now in force or hereinafter obtained during the term of this Agreement insuring officers and directors of the Company against such liability; provided that the Company shall not be required to obtain such coverage in the event the Board of Directors determines that the cost of such insurance is prohibitive in relation to the Company's available working capital.
            10. Notices. Any notice or other written instrument required or permitted to be given, made or sent hereunder shall be in writing, signed by the party giving or making the same, and shall be sent by registered or certified mail or through courier delivery service to the other party hereto at his or its respective address hereinabove set forth. Any party hereto shall have the right to change the place to which any such notice or writing shall be sent by a similar notice sent in like manner to the other party hereto.
            11. Waiver of Breach. The waiver by the Company of a breach by Executive of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.
            12. Assignment. The Company and Executive acknowledge that the relationship established hereby is unique and personal and that neither the Company nor Executive may assign or delegate any of their respective rights and/or obligations hereunder without the prior written consent of the other party except as follows:
            In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company shall be obligated to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation, and such acquiring or surviving corporation shall assume in writing all of the obligations of the Company hereunder; provided, however, that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of a failure of the acquiring corporation to perform its obligations under this Agreement.
            13. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforce-ability of any other provision.
            14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.
            15. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.
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            IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first above written.

                                                    MICROENERGY, INC.


                                          By:
                                        Robert J. Fanella
                                        Executive Vice President



                                                EXECUTIVE:



                                                 ROBERT G. GATZA



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